UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2012

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 (b) and (d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2012, the Board of Directors of Avon Products, Inc. (the “Company”) elected Douglas R. Conant to the Board effective immediately. Mr. Conant has also been appointed to serve on the Nominating and Corporate Governance Committee of the Board of Directors. As a non-management director, Mr. Conant will be compensated for his services in the manner described under “Director Compensation” in the Company's Proxy Statement, dated March 25, 2011.

Mr. Conant, age 60, served as President and Chief Executive Officer and as a member of the Board of Directors of the Campbell Soup Company from January 2001 to July 2011. Previously he served as President of Nabisco Foods Company from 1995 to 2000 having joined Nabisco in 1992 and served as President of Sales; Senior Vice President, Marketing for The Nabisco Biscuit Company; and Vice President/General Manager of the Fleischmann's Company. Mr. Conant currently serves as the Chief Executive Officer of DRC LLC, a leadership consulting firm, which he founded in August 2011. In addition to his service on the Board of Directors of the Campbell Soup Company, Mr. Conant also served as a director of Applebee's International, Inc. from 1999 to 2007.

Paul S. Pressler, Partner at Clayton, Dubilier & Rice, Inc., indicated his intention not to stand for re-election to the Company's Board of Directors after seven years of service and will be leaving the Board effective April 2, 2012.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By /s/ Kim K. W. Rucker
Kim K.W. Rucker
Senior Vice President, General Counsel,
Corporate Secretary & Chief Compliance Officer

Date: April 2, 2012

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